Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Nick Tomashot Chief Financial Officer (614) 748-1150 nick.tomashot@pinnacle.com

PDSi to Focus on Services Business and Current Products

COLUMBUS, Ohio – November 5, 2009 – Pinnacle Data Systems, Inc. (“PDSi”) (NYSE Amex: PNS) announced today the implementation of a plan to return to profitability in 2010 by focusing on its core Services business and current product offerings, and by reducing investment in new embedded product development and sales. This plan aligns PDSi’s operations with this focused growth strategy, and includes changes in senior and mid-level management to flatten the organizational structure and reduce overhead costs.

Effective October 30, 2009, PDSi’s Board of Directors appointed John D. Bair to the additional positions of President and Chief Executive Officer, responsibilities he previously held from 1996 to 2006. Mr. Bair was one of the original founders of PDSI in 1989 and has served as Chairman of the Board since 1996. He will continue to serve as Chief Technology and Innovation Officer.

Additionally, the Board promoted Timothy J. Harper to the position of Chief Operating Officer. He is now responsible for all sales, production and supply chain activities on a global basis. Mr. Harper joined PDSi in December 2007 as Vice President of Global Operations and Logistics. During the previous 16 years, he held positions of increased responsibility with major communications solution provider Alcatel-Lucent (formerly Lucent Technologies) and AT&T, a world leader of telecommunication infrastructure.

Since leading PDSi’s efforts to provide additional strategic focus on the Services business earlier this year, Mr. Bair and Mr. Harper have been instrumental in winning and implementing new service programs with both current and new customers that are expected to drive growth in the second half of 2009.

Mr. Bair commented, “PDSi stands 100% behind all of its current product and service offerings and related customer programs, and we are well-positioned operationally to continue providing the world-class quality and service our customers have come to expect from us. Structuring PDSi to leverage our core competencies and focus on current product and service offerings will deliver $2 million in annual cost savings, and better position PDSi financially to achieve sustained profitability in 2010.”

Mr. Bair continued, “We are seeing increased opportunities for profitable growth in global reverse logistics and repair service programs, as well as in specialized product integration programs where our highly valued engineering and operational expertise give us distinct competitive advantages in the marketplace.”

Michael R. Sayre, former President and Chief Executive Officer, will remain on the Board of Directors and serve as an outside advisor to the management team.

“The strategic leadership of Mike Sayre over the past three years has been key to our weathering these challenging economic times, while transforming the culture and performance of PDSi to give us great potential well into the future,” said Mr. Bair. “We are pleased that he will continue on as a Board member, and that we will still benefit from his experience and strategic insight.”

Michael Darnell, former Vice President of the Embedded Products Group, is pursuing other interests outside the Company.

About PDSi

PDSi is a global provider of products and services for the telecom, defense/aerospace, medical, semiconductor, industrial automation and IT markets. Our product capabilities range from board-level designs to globally-certified, fully integrated systems. Our specialties include long-life computer products and unique, customer-centric solutions.

In addition to our product offerings, PDSi provides a variety of engineering and manufacturing services for global OEMs requiring custom product design, system integration, repair programs, warranty management, and specialized production capabilities. With service centers in the U.S., Europe and Asia, we ensure seamless support for solutions all around the world.

PDSi’s turnkey technical programs help our customers bring their solutions to market faster and provide comprehensive service for the lifecycle of their products.

For more information, visit the PDSi website at www.pinnacle.com.

Safe Harbor Statement: This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “achieve”, “plan”, “continue”, “expect”, “believe”, “may”, “anticipate” and similar expressions identify forward-looking statements that speak only as of the date thereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors. For more details, please refer to the Company’s United States Securities and Exchange Commission filings, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

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